Exhibit 99.1

News Release


                                                                        Contact:
                                                             Frances W. Josephic
                                                                  (800) 988-4304



            SECURITY CAPITAL APPOINTS INDEPENDENT PUBLIC ACCOUNTANTS

CHICAGO (April 19, 2002) - Security Capital Group Incorporated (NYSE: SCZ) announced today that KPMG LLP has been appointed as the company's independent public accountants after careful consideration by the Board, its audit committee and Security Capital's senior management team. The move was made in anticipation of the closing of the proposed merger between Security Capital and a subsidiary of General Electric Capital Corporation; the merger is expected to occur in May 2002, subject to shareholder approval. Prior to the selection of KPMG, Arthur Andersen LLP had served as Security Capital's independent public accountants, providing years of excellent service and adherence to high professional standards.

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